     Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-82518 and No. 333-117806 and in the Registration Statements Form S-8 No. 333-81571 and No. 333-76662 of our report dated November 15, 2004, with respect to the financial statements and schedule of TurboChef Technologies, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Atlanta, Georgia
November 15, 2004